Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217328 and 333-204389 on Form S-8 and Registration Statement No. 333-229308 on Form S-3 of our report dated November 28, 2018, relating to the consolidated financial statements of GW Pharmaceuticals plc and its subsidiaries (the “Company”), appearing in this Transition Report on Form 10-K of the Company for the three month period ended December 31, 2018.

/s/ DELOITTE LLP

London, United Kingdom

February 27, 2019